As filed with the Securities and Exchange Commission on October 6, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________

FRANKLIN RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)
_______________________

Delaware	13-2670991
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Franklin Parkway
San Mateo, California 94403
(650) 312-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________
Craig S. Tyle
Executive Vice President and General Counsel
One Franklin Parkway
San Mateo, California 94403
(650) 312-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________________
Copies to:
Frank M. Conner III
Matthew C. Franker
Covington & Burling LLP
One CityCenter
850 Tenth Street, NW
Washington, DC 20001-4956
(202) 662-6000
____________________________
Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.10 per share	—	—	—	—
Preferred Stock, par value $1.00 per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Depositary Shares(3)	—	—	—	—
Units(4)	—	—	—	—

(1)
The offer and sale of an indeterminate number of securities to be offered at indeterminate prices is being registered hereby for possible issuance from time to time pursuant to this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or securities that are issued in units.

(2)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

(3)	Each depositary share will be issued under a deposit agreement and will represent a fractional share or multiple shares of preferred stock.

(4)	Each unit will represent an interest in two or more of the securities registered hereunder, which may or may not be separable from one another.

PROSPECTUS
Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Units
We may offer and sell shares of our common stock, shares of our preferred stock, debt securities, warrants, depositary shares or units, together or separately, from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The preferred stock, debt securities, warrants and units may be convertible or exercisable or exchangeable for common stock, preferred stock, debt securities or other securities or property.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities for sale, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add to or update information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by an applicable prospectus supplement.
You should carefully read this prospectus and the applicable supplement, together with the documents we incorporate by reference, before you invest in any securities that we offer for sale.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through a combination of these methods on an immediate, continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 21 of this prospectus. We will identify any underwriters, dealers and agents and describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “BEN.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
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Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in the applicable prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and the applicable prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is October 6, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
This prospectus provides you with a general description of the securities that we may offer. Each time that we offer securities under the registration of which this prospectus forms a part we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The specific terms of the offered securities may vary from the general terms of the securities described in this prospectus, and accordingly the description of the securities contained in this prospectus is subject to, and qualified by reference to, the specific terms of the offered securities contained in the applicable prospectus supplement. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference as described below under the heading “Where You Can Find More Information.”
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including the exhibits thereto. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. We will be offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Franklin Resources,” “we,” “us,” “our,” “our company” or “the company” refer to Franklin Resources, Inc., a Delaware corporation and its direct and indirect subsidiaries on a consolidated basis.

FORWARD-LOOKING INFORMATION
Some of the statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein, may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance that are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases generally written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.
Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. The forward-looking statements herein are qualified in their entirety by reference to the risks and uncertainties disclosed in the applicable prospectus supplement and our filings with the SEC that are incorporated by reference herein and therein, including those discussed in such filings under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition,” and “Quantitative and Qualitative Disclosures About Market Risk.”
While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. If a circumstance occurs after the date of this prospectus that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov and on our website at www.franklinresources.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. However, the information on our website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement or our SEC filings.
The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-09318) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, which was filed with the SEC on November 12, 2019;

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our Quarterly Reports on Form 10-Q for the periods ended December 31, 2019, March 31, 2020 and June 30, 2020, which were filed with the SEC on January 30, 2020, April 30, 2020 and July 28, 2020, respectively;

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our Current Reports on Form 8-K that were filed with the SEC on November 21, 2019, December 11, 2019, February 12, 2020, February 18, 2020, February 18, 2020, July 17, 2020, and July 31, 2020, as amended on October 6, 2020; and

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the description of our common stock contained in Exhibit 4.6 to our Annual Report on Form 10-K for the year ended September 30, 2019, which was filed with the SEC on November 12, 2019, including any further amendment or report filed for the purpose of updating that description.

Whenever after the date of this prospectus and prior to the termination of this offering we file reports or documents with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be incorporated by reference into this prospectus and will be deemed to be a part of this prospectus from the time they are filed (excluding any portions of such documents that are deemed to have been “furnished,” rather than “filed,” under SEC rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403
Attention: Corporate Secretary
Telephone: (650) 312-2000

OUR COMPANY
We are a global investment management organization. For more than 70 years, we have been dedicated to providing clients with exceptional investment management services and have developed a globally diversified business, including through strategic acquisitions. We are committed to helping our clients achieve better investment outcomes through our investment management expertise, wealth management and technology solutions. As a result of our acquisition of Legg Mason on July 31, 2020, our corporate structure now includes our specialized investment managers, with additional diverse perspectives and specialized expertise across asset classes and strategies, distributed to both institutional and retail clients.
We provide investment management and related services to retail, institutional and high-net-worth investors in jurisdictions worldwide through our investment products. We deliver our investment capabilities through varied products and vehicles and vial multiple points of access, including directly and through various financial intermediaries. Our investment products include sponsored funds, as well as institutional and high-net-worth separate accounts, retail separately managed account programs, sub-advised products and other investment vehicles. We offer a broad product mix of fixed income, equity, multi-asset/balanced, alternative and cash management investment objectives and solutions that meet a wide variety of specific investment goals and needs for investors. In addition, our services include fund administration, sales and distribution and shareholder servicing. We also provide sub-advisory services to certain investment products sponsored by other companies that may be sold to investors under the brand names of those other companies or on a co-branded basis.
We offer our services and products under our various distinct brand names, including Franklin®, Templeton®, Balanced Equity Management®, Benefit Street Partners®, Darby®, Edinburgh Partners™, Fiduciary Trust™, Franklin Bissett®, Franklin Mutual Series®, K2®, Legg Mason and LibertyShares®. In addition, pursuant to our acquisition of Legg Mason, we acquired eight additional specialist investment manager brand names including Brandywine Global Investment Management®, Clarion Partners®, ClearBridge Investments®, Martin Currie®, QS Investors®, RARE Infrastructure®, Royce Investment Partners® and Western Asset Management Company®.
Our principal executive offices are located at One Franklin Parkway, San Mateo, California 94403. Our telephone number is (650) 312-2000.

RISK FACTORS
Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in our filings with the SEC that are incorporated by reference therein. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include, but are not limited to, the financing of our operations, stock repurchases, payment of dividends, the repayment or refinancing of outstanding indebtedness and the financing of acquisitions. We may provide additional information on the use of net proceeds from the sale of the offered securities in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description is a general summary of the terms of the shares of common stock and shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of our common stock or preferred stock, and should be read together with our Certificate of Incorporation, as amended (our “Certificate of Incorporation”), our Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of the General Corporation Law of the State of Delaware. Our Certificate of Incorporation and Bylaws are incorporated by reference to the registration statement of which this prospectus forms a part. For more information on how you can obtain copies of our Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”
Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, issuable in one or more series from time to time by resolution of our board of directors.
Common Stock
General
We have authority to issue up to 1,000,000,000 shares of common stock, which we may issue directly or upon the exercise, conversion or exchange of another security listed in this prospectus. As of September 30, 2020, we had 495,229,826 shares of common stock and no shares of preferred stock issued and outstanding. Our common stock is listed on the New York Stock Exchange under the symbol “BEN.”
Voting Rights
Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as our board of directors may provide in the future with respect to any class or series of our preferred stock that it may authorize in the future. Any action to be taken at a meeting of the stockholders may be taken without a meeting by written consent.
Dividend Rights
Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends, subject to the preferences applicable to any shares of preferred stock outstanding at the time.
No Preemption, Conversion or Redemption Rights; No Sinking Fund Provisions

Shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights. There are no sinking fund provisions.

Right to Receive Liquidation Distributions
Holders of our common stock are entitled, upon our liquidation, to share ratably in all assets remaining after payment of liabilities, subject to the preferences applicable to any shares of preferred stock outstanding at the time.
Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

The following provisions of our Certificate of Incorporation and our Bylaws may have the effect of delaying, deferring or preventing a change in control:

•	the board of directors may adopt, amend or repeal the Bylaws without stockholder approval;

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the Bylaws specify advanced notice procedures that stockholders must follow in order to bring business as usual at an annual or special meeting of stockholders, and proxy access procedures for director nominations at annual meetings;

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the Bylaws provide that the Chairman of the Board or the Chief Executive Officer of the Company shall call a special meeting of stockholders upon the written request of a stockholder, or group of stockholders, owning not less than 25% of the outstanding capital stock of the Company continuously for at least one year, provided that the stockholder or stockholders satisfy the procedural requirements specified in the Bylaws;

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vacancies on the board of directors may be filled by a majority vote of the remaining directors, even where less than a quorum, or by decision of the sole remaining director, or by a vote of the stockholders required for the election of directors generally;

•	the board of directors is authorized to issue preferred stock without stockholder approval; and

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we are incorporated in Delaware, and are thereby subject to the provisions of the General Corporation Law of the State of Delaware, including Section 203 thereto regarding business combinations with an interested stockholder.

Transfer Agent
The transfer agent, registrar and dividend disbursing agent for our common stock is Computershare Shareowner Services LLC.
Preferred Stock
General

Our board of directors has authority to issue up to 1,000,000 shares of preferred stock, which may be issuable in one or more series, which we may issue directly or upon the exercise, conversion, or exchange of debt securities or warrants. Our board of directors has the authority to issue shares of preferred stock by resolution in one or more series of equal rank with such different series, designations, preferences and other relative participating, optional or other special rights, and qualifications, limitations and restrictions thereof, including the number of shares in each series, preferences upon liquidation or dissolution, dividend and conversion rights and rates, and redemption provisions of the shares constituting any class or series, without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights or both.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of such series of preferred stock, including where applicable:

•	the series designation, stated value and liquidation preference of such preferred stock;

•	the number of shares offered and the offering price for such shares;

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the dividend rate or rates, or method of calculation, the date or dates from which dividends will accrue, whether such dividends will be cumulative or non-cumulative and, if cumulative, the date or dates from which dividends will commence to cumulate;

•	any redemption or sinking fund provisions;

•	the amount that shares of such series will be entitled to receive in the event of our liquidation, dissolution or winding-up;

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the terms and conditions, if any, on which shares of such series will be convertible or exchangeable for shares of our common stock or any other class or classes of our securities, or other series of the same class;

•	the voting rights, if any, of shares of such series in addition to those set forth under the caption entitled “Voting Rights” below;

•	the status as to reissuance or sale of shares of such series that are redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

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the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of our common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation (including, but not limited to, at such times as there are arrearages in the payment of dividends or sinking fund installments);

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the conditions and restrictions, if any, on the creation of indebtedness, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

•	any other rights, preferences, privileges, limitations and restrictions of such preferred stock.

If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

Voting Rights

The Delaware General Corporation Law provides that the holders of shares of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Effects on Common Stock

Our issuance of preferred stock may decrease the amount of earnings and assets available for distribution to the holders of our common stock, and could adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could also have the effect of decreasing the market price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. Any debt securities offered hereby will be issued under an Indenture, dated as of October 6, 2020 (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus constitutes a part. For more information on how you can obtain a copy of the Indenture, see “Where You Can Find More Information.”
The particular terms of the debt securities offered by any prospectus supplement will be described in the applicable prospectus supplement. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the Indenture.
General
The Indenture does not limit the aggregate principal amount of debt securities which may be issued thereunder and provides that debt securities may be issued from time to time in one or more series. The terms of any particular series of debt securities will be included in a prospectus supplement and will provide for the following:

•	the title and series of the debt securities, including whether they are senior debt securities or subordinated debt securities, and the offering price of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

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the dates on which or periods during which the debt securities may be issued, and the dates on, or the range of dates within, which the principal of and premium, if any, on the debt securities are or may be payable or the method by which such date or dates will be determined or extended;

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the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional debt securities of the same series or another class or series of securities or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined, the interest payment dates on which any such interest will be payable, and the record dates for the determination of holders to whom interest is payable on such interest payment dates or the method by which such date or dates will be determined, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

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if other than U.S. dollars, the foreign currency in which the debt securities will be denominated or in which payment of the principal of, premium, if any, or interest on the debt securities will be payable and any other terms concerning such payment;

•	if the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

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if the principal of, premium, if any, or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a currency other than that in which the debt securities are denominated or stated to be payable without such election, the period or periods within which, and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency in which the debt securities are denominated or payable without such election and the currency in which the debt securities are to be paid if such election is made;

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the place or places, if any, in addition to or instead of the corporate trust office of the Trustee where the principal of, premium, if any, and interest on the debt securities will be payable, and where the debt securities may be presented for registration of transfer, exchange or conversion, and the place or places where notices and demands to or upon us in respect of the securities of such series may be made;

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the price or prices at which, the period or periods within which or the date or dates on which, and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

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redemption or early repayment provisions, including the price, period or date, currency and other terms and conditions upon which a series of debt securities may be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 or any integral multiple of $1,000 thereof, the denominations in which the debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity thereof;

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the guarantors, if any, of the debt securities, and the extent of the guarantees (including provisions relating to seniority, subordination, and the release of the guarantors), if any, and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any original issue discount securities issued;

•	provisions, if any, for the defeasance of the debt securities in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

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whether the debt securities are to be issued in whole or in part in global form and, in such case, the depositary and the terms and conditions, if any, upon which interests in such global debt securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of persons other than such depositary or a nominee or nominees thereof;

•	the date as of which any global debt securities will be dated if other than the original issuance of the first debt security to be issued;

•	the form of the debt securities;

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if the debt securities are to be convertible into or exchangeable for any securities or property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities are subject to subordination and the terms of such subordination;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to the debt securities;

•	any addition or change in the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

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any addition to or change in the events of default which applies to any debt securities and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the Indenture;

•	any addition to or change in the covenants set forth in the Indenture which applies to debt securities;

•	the nature of any security relating to the debt securities or guarantees thereof; and

•
any other terms of the debt securities (which terms will not be inconsistent with the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), but may modify, amend, supplement or delete any of the terms of the Indenture with respect to such series).

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon such acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such debt security and the Indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations applicable to the debt security will be described in the related prospectus supplement.
The Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Information with respect to any deletions from, modifications of or additions to the events of default described below or our covenants contained in the Indenture, including any addition of a covenant or other provision providing event risk or similar protection will be set forth in the prospectus supplement.
Registration, Transfer, Payment and Paying Agent
Unless otherwise set forth in the applicable prospectus supplement, we will issue the debt securities of each series in denominations of $2,000 and increments of $1,000 in excess thereof, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an officer’s certificate, if any, relating to such series of debt securities.
The principal of, premium, if any, and interest, on any series of debt securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities. We will make payments of principal, premium, if any, and interest on the debt securities represented by any global security registered in the name of and held by The Depository Trust Company (“DTC”) or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of such global security. Neither we, the Trustee nor any of its or our respective agents will have any responsibility or liability for any aspect of records relating to, or payments made on account of, beneficial interests in any global security or for maintaining, supervising or reviewing any records of DTC, its nominee or any participant relating to such beneficial interests.
No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.
Global Securities
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Events of Default
Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the Indenture with respect to debt securities of any series:

•	failure to pay any interest on any debt security of that series when due, which failure continues unremedied for a period of 30 days;

•	failure to pay principal of and premium, if any, on any debt security of that series when due, whether at maturity, by call for redemption or otherwise;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, which failure continues unremedied for a period of 30 days;

•
breach of any other covenant or warranty of ours in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of debt securities other than that series), which failure continues unremedied for 90 days after a written notice of default is given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series as provided in the Indenture;

•	if we are subject to certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, other than with respect to the event of default described under the fifth bullet above, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration, provided that, among other things, all events of default with respect to that series, other than payment defaults caused by such acceleration, have been cured or waived as provided in the Indenture. If an event of default described under the fifth bullet above occurs and is continuing, then the principal amount of the debt securities issued under the Indenture at the time outstanding shall automatically and without any declaration or any other action on the part of the Trustee or any holder, become due and payable immediately.
Modification and Waiver
We and the Trustee may make modifications and amendments of the Indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security:

•	extend the stated maturity date of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, or any premium or rate of interest on, any debt security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or its amount provable in bankruptcy;

•	adversely affect the right of repayment at the option of any holder;

•
change the place of payment of, currency of payment of principal of, or any premium or interest on, any debt security or impair the right to institute suit for the enforcement of any payment on or after the maturity of any debt security;

•
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•
modify any of the provisions of the Indenture relating to modification or amendment of the Indenture or waiver of certain provisions of the Indenture, except to increase the required percentage of holders of a series of debt securities; or

•	modify, without the written consent of the Trustee the rights, duties or immunities of the Trustee.
The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, compliance by us with certain restrictive provisions of the Indenture. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the Indenture with respect to debt securities of that series, except a default in the payment of principal, premium, if any, or interest, or a default in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security of that series.
We and the Trustee may make modification and amendment of the Indenture without the consent of any holder for any of the following purposes:

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to add covenants or events of default, in each case for the benefit of the holders of all or any series of debt securities or to surrender any of our rights or powers under the Indenture;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities;

•
to change or eliminate any of the provisions of the Indenture; provided that any such change or elimination becomes effective when there is no outstanding debt security of any series that is entitled to the benefit of such provision;

•	to evidence the succession of another corporation to us and the assumption by the successor corporation of our covenants under the Indenture and the debt securities;

•	to provide for the acceptance of appointment by a successor trustee;

•	to secure the debt securities or to release any collateral or lien securing debt securities of any series;

•	to add any guarantors or co-obligors with respect to any series of debt securities, or to release guarantors from their guarantees;

•
to cure any ambiguity, defect or inconsistency in the Indenture or in any supplemental indenture or to conform the terms of the indenture or any supplemental indenture that are applicable to any series of debt securities to the description thereof that appears in the prospectus supplement or other offering document applicable to such series of debt securities;

•
to supplement any of the provisions of the Indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, if the action does not adversely affect the interests of holders of debt securities of that series or any related series in any material respect; and

•
to amend or supplement any provision contained in the Indenture or in any supplemental indenture, if the amendment or supplement does not materially adversely affect the interests of the holders of any debt securities then outstanding.

Consolidation, Merger and Sale of Assets
We may consolidate with or merge into, or transfer our assets substantially as an entirety to, any entity organized under the laws of the United States, any state thereof or the District of Columbia, if we are the continuing corporation or if the successor entity (if other than us) assumes our obligations on the debt securities and under the Indenture, immediately after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have occurred and be continuing, and certain other conditions are met.
Discharge and Defeasance

We may discharge certain obligations to holders with respect to any series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice) by irrevocably depositing with the Trustee or paying agent, in trust, funds sufficient to pay the entire indebtedness on those debt securities in respect of principal, premium, if any, and interest to the date of that deposit (if those securities have become due and payable or to the maturity date, as the case may be.

At our option, we may be discharged, subject to certain terms and conditions, from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer and exchange of debt securities, replace, stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or need not comply with certain restrictive covenants of the indenture if:

•
we have deposited with the Trustee, in trust, money, and in the case of debt securities and coupons denominated in U.S. dollars, U.S. government obligations or, in the case of debt securities and coupons denominated in a foreign currency, foreign currency government securities, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money or a combination of money, and either U.S. government securities or foreign currency government securities, as the case may be, in an amount sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments), premium, if any, and interest on the debt securities on the date such payments are due in accordance with the debt securities;

•
no event of default or event which with notice or lapse of time would become an event of default shall have occurred and be continuing on the date of such deposit (other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit); and

•
we have delivered to the Trustee and opinion of counsel and officer’s certificate (i) to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes, and will be subject to federal income tax on the same amounts, manner and time as would have been the case if such deposit and discharge had not occurred and (ii) that we have complied with all conditions precedent set forth in the indenture relating to the satisfaction and discharge of the indebtedness of the series of debt securities.

Conversion or Exchange

If any debt securities being offered are convertible into or exchangeable for our common stock or other securities, the relevant prospectus supplement will set forth the terms of conversion or exchange. Those terms will include whether conversion or exchange is mandatory, at the option of the holder or at our option, and the number of shares of common stock or other securities, or the method of determining the number of shares of common stock or other securities, to be received by the holder upon conversion or exchange. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

Subordinated Debt

Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Indenture, to all of our “senior indebtedness.” The Indenture defines “senior indebtedness” as any indebtedness we incur, assume or guarantee for money borrowed, other than nonrecourse obligations, indebtedness to any subsidiaries or employees, tax liabilities, trade payables, indebtedness that is expressly subordinate in right of payment to any other of our indebtedness and renewals, extensions, modifications and refundings of such indebtedness. If any debt securities being offered will be subordinated debt securities, the relevant prospectus supplement will set forth the terms of such securities and the approximate amount of senior indebtedness to which such securities will be subordinated in right of payment.

Subject to limited exceptions, the holders of all senior indebtedness will be entitled upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether in bankruptcy, insolvency, reorganization or receivership proceedings, or upon an assignment for the benefit of creditors to receive before the holders of any subordinated debt securities (i) payment in full of the principal, premium, if any, and interest on such senior indebtedness and (ii) payment or distribution of our assets of any kind or character, whether cash, property or securities, subject to certain exceptions set forth in the Indenture. Furthermore, if we are in default on senior indebtedness that permits the holders of such indebtedness to accelerate its maturity and certain other conditions are satisfied, we will be restricted from making any payment on account of principal, premium, if any, sinking funds or interest in respect of such subordinated debt securities.
Governing Law
The Indenture and debt securities will be governed by and construed in accordance with the internal laws of the State of New York.
Concerning the Trustee
The Trustee is The Bank of New York Mellon Trust Company, N.A. We and certain of our subsidiaries maintain banking relationships with the Trustee in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock, preferred stock or debt securities. We may issue warrants independently or together with any offered securities. Each series of warrants will be issued under a separate warrant agreement, the terms of which will be described in the applicable prospectus supplement. The following summary of the terms of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the warrants and the warrant agreement to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the warrant agreement and related warrant certificate, see “Where You Can Find More Information.”

General

The prospectus supplement relating to an offering of warrants will describe the specific terms of the warrants, including, to the extent applicable, the following:

•	the number of shares of common stock or preferred stock, or the number of debt securities, that will be purchasable upon the exercise of warrants;

•	the exercise price of any warrant and, if applicable, any provisions for changes to or adjustments in the exercise price;

•
the designation, stated value and terms, including, without limitation, the liquidations, dividend and voting rights, of the series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock;

•	the terms, including, without limitation, the principal amount, interest rate and conversion rights, if any, of a series of debt securities that may be purchased upon exercise of a debt warrant;

•	the date or dates on which the right to exercise the warrants will commence and the date or dates on which the right will expire;

•	the United States federal income tax consequences applicable to the warrants;

•	the terms of any anti-dilution or other adjustment provisions;

•	the terms of any mandatory or optional call provisions;

•	if applicable, the date on and after which the warrants and the underlying common stock, preferred stock or debt securities will be separately transferable;

•	information with respect to book-entry procedures;

•	the identity of the warrant agent; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

No Rights as Stockholder or Noteholder

Until a holder exercise warrants to purchase shares of our common stock, shares of our preferred stock or debt securities, the holder will not have any rights as a holder of shares of our common stock, shares of our preferred stock or holder of our debt securities, respectively, by virtue of ownership of warrants. Holders of equity warrants will not have any right to vote, consent, receive dividends or receive notice as a stockholder with respect to any meeting of stockholders for the election of directors or any other matter. Holders of debt warrants will not have any right to receive payment of principal or premium, if any, or interest on the debt securities purchasable upon exercise of the warrants.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase, at the exercise price set forth in the applicable prospectus supplement (subject to adjustment as set forth in the applicable prospectus supplement), the number of shares of common stock, shares of preferred stock or principal amount of debt securities being offered. Holders may exercise warrants at any time up to the date and time date set forth in the applicable prospectus supplement. After such date and time, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the terms of the deposit agreement, depositary receipt, our Certificate of Incorporation and Bylaws relating to the applicable series of our preferred stock to be described in the applicable prospectus supplement. For more information on how you can obtain copies of the deposit agreement and related depositary receipt, see “Where You Can Find More Information.”

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote the shares of our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.

Charges of Depositary

We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of our preferred stock; and

•	all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent, which may provide that the securities included in the unit may not be held or transferred separately, at any time or times before a specified date or upon the occurrence of a specified event or occurrence. For more information on how you can obtain copies of the unit agreement and related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to an offering of units will describe the specific terms of the units, including, to the extent applicable, the following:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time in one or more of the following ways from time to time:

•	to or through underwriters, dealers or agents;

•	directly to agents or other purchasers;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in forward contracts or similar arrangements;

•	through a combination of any of the foregoing methods; or

•	through any other method described in the applicable prospectus supplement.

We, directly or through underwriters, dealers or agents, may offer and sell the securities covered by this prospectus in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including through transactions on the New York Stock Exchange or any other organized market where our securities may be sold;

•	at prices related to the prevailing market price; or

•	at negotiated prices.
Each time that we sell securities pursuant to this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering of such securities, including the terms of the offering, the consideration that we will receive, the offering participants and the compensation that may be paid to underwriters, dealers or agents assisting us in the offering. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Sales Through Underwriters or Dealers
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

Sales Through Agents and Direct Sales

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize underwriters, dealers or agents to solicit offers from certain institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery of securities on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in option transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. These transactions may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of the securities in the open market may be higher than it would otherwise be in the absence of these transactions.

Derivative Transactions and Hedging

We and the underwriters, dealers or agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters, dealers or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters, dealers or agents, and they may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
General Information
Underwriters, dealers and agents may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Underwriters, dealers and agents and their affiliates may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive customary compensation.

LEGAL MATTERS
Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Covington & Burling LLP, Washington, D.C. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Franklin Resources, Inc. for the year ended September 30, 2019 and the audited historical financial statements of Legg Mason, Inc. included within Exhibit 99.1 of Franklin Resources, Inc.’s Current Report on Form 8-K/A dated October 6, 2020 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The table below itemizes the expenses payable by us in connection with the registration and issuance of the securities being registered hereunder. We will bear all expenses of this offering. All amounts shown are estimates.

SEC registration fee	$	*
Rating agency fees		**
Trustee and depositary fees and expenses		**
Printing and distributing		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r).

**	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement against liabilities, costs and expenses actually and reasonably incurred by the person in such person’s capacity as a director or officer or arising out of such action, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.
Section 102(b)(7) of the Delaware General Corporation Law also permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.
In addition to the above described provisions, our certificate of incorporation, as amended, provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and relieves our directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(b)(7) of the Delaware General Corporation Law.
Our amended and restated by-laws provide that directors or officers who have been successful on the merits or otherwise in a civil or criminal action, suit or proceeding referred to in Section 145(a) or 145(b) of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, shall be indemnified against expenses, including attorneys’ fees and disbursements, and costs actually and reasonably incurred in connection therewith.
Moreover, our amended and restated by-laws provide that if a director, officer or employee of the corporation serves or prepares to serve as a witness in any action, suit or proceeding or in any investigation by us or by any securities exchange, we shall indemnify such person against expenses, including attorneys’ fees and disbursements, and costs actually and reasonably incurred in connection therewith.

It is our policy to enter into indemnification agreements with directors, some of whom are also executive officers, each of whom we refer to as “indemnified person.” The indemnification agreements generally provide for (i) if requested by the indemnified person, the advancing of attorneys’ fees and all other costs, expenses and obligations paid or incurred by the indemnified person in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim (as defined below) and (ii) indemnification of an Indemnified Person to the fullest extent permitted by law against any and all costs, expenses and obligations, judgments, fines, penalties and amounts paid in settlement of such Claim.
A “Claim” consists of participation in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the indemnified person in good faith believes might lead to the institution of any such action, suit or proceeding. However, the term “Claim” does not include any action, suit or proceeding brought by an indemnified person for expenses (including attorneys’ fees) and advance to these expenses incurred by the indemnified person in connection with any claim or action brought by the indemnified person for (i) indemnification or advance of expenses under the agreement or under our certificate of incorporation or by-laws, or (ii) recovery under directors’ and officers’ liability insurance policies, regardless of whether the indemnified person is ultimately determined to be entitled to such indemnification, expense payment or insurance recovery. Additionally, the indemnification agreements provide that if we pay an indemnified person pursuant to the indemnification agreements, we will be subrogated to the indemnified person’s rights to recover from third parties.
However, the indemnification agreements prohibit such indemnification (i) in connection with any Claim initiated by the indemnified person against us or any director or officer of ours unless we have joined in or consented to the Claim or (ii) if selected members of the board of directors or other person or body appointed by the board of directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the indemnified person agrees to reimburse us for all amounts that we have advanced to the indemnified person in respect of such indemnification.
The indemnification agreements also provide that if we undergo a change in control, we will seek legal advice from special, independent counsel selected by the indemnified person and approved by us with respect to matters thereafter arising concerning rights of the indemnified person under the Indemnification Agreement. Additionally, the indemnification agreements provide that if there is a potential change in control, we will, upon written request of the indemnified person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event.
We have purchased an insurance policy indemnifying our officers and directors and the officers and directors of our subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with us as directors and officers.

Item 16. Exhibits.
The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit Number	Description
1.1	Underwriting Agreement.*
3.1
Certificate of Incorporation of Franklin Resources, Inc., as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to our Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 001-09318) (the “1994 Annual Report”).

3.2	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed March 1, 1985, incorporated by reference to Exhibit 3(ii) to the 1994 Annual Report.
3.3	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed April 1, 1987, incorporated by reference to Exhibit 3(iii) to the 1994 Annual Report.
3.4	Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed February 2, 1994, incorporated by reference to Exhibit 3(iv) to the 1994 Annual Report.
3.5
Certificate of Amendment of Certificate of Incorporation of Franklin Resources, Inc., as filed on February 4, 2005, incorporated by reference to Exhibit (3)(i)(e) to our Quarterly Report on Form 10-Q for the period ended December 31, 2004 (File No. 001-09318).

3.6
Amended and Restated Bylaws (as adopted and effective October 22, 2018), incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on October 24, 2018 (File No. 001-09318).

4.1	Specimen of Common Stock Certificate.*
4.2	Form of Certificate of Designations of Preferred Stock and Preferred Stock Certificate.*
4.3	Indenture, dated as of October 6, 2020, between Franklin Resources, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.4	Form of Debt Security.*
4.5	Form of Warrant Agreement and Warrant Certificate.*
4.6	Form of Deposit Agreement and Depositary Receipt.*
4.7	Form of Unit Agreement and Unit Certificate.*
5.1	Opinion of Covington & Burling LLP.
23.1	Consent of PricewaterhouseCoopers LLP relating to the financial statements and the effectiveness of internal control over financial reporting of Franklin Resources, Inc.
23.2	Consent of PricewaterhouseCoopers LLP relating to the financial statements and the effectiveness of internal control over financial reporting of Legg Mason, Inc.
23.3	Consent of Covington & Burling LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).
25.1	Statement of eligibility of Trustee.

*	To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on October 6, 2020.

FRANKLIN RESOURCES, INC.

By:	/s/ Matthew Nicholls
Name:	Matthew Nicholls
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer M. Johnson, Craig S. Tyle and Matthew Nicholls, and each of them individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) any and all exhibits to this Registration Statement and other documents in connection therewith; (ii) any and all amendments, post-effective amendments and supplements to this Registration Statement or any new registration statement filed pursuant to Rule 462 of the rules and regulations promulgated under the Securities Act of 1933; and (iii) any and all applications or other documents pertaining to such registration or the securities covered by such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer M. Johnson	President, Chief Executive Officer and Director	October 6, 2020
Jennifer M. Johnson	(Principal Executive Officer)

/s/ Matthew Nicholls	Executive Vice President, Chief Financial Officer	October 6, 2020
Matthew Nicholls	(Principal Financial Officer)

/s/ Gwen L. Shaneyfelt	Chief Accounting Officer	October 6, 2020
Gwen L. Shaneyfelt	(Principal Accounting Officer)

/s/ Gregory E. Johnson	Executive Chairman of the Board and Director	October 6, 2020
Gregory E. Johnson

/s/ Rupert H. Johnson, Jr.	Vice Chairman and Director	October 6, 2020
Rupert H. Johnson, Jr.

/s/ Peter K. Barker	Director	October 6, 2020
Peter K. Barker

/s/ Mariann Byerwalter	Director	October 6, 2020
Mariann Byerwalter

/s/ Anthony J. Noto	Director	October 6, 2020
Anthony J. Noto

/s/ Mark C. Pigott	Director	October 6, 2020
Mark C. Pigott

/s/ Laura Stein	Director	October 6, 2020
Laura Stein

/s/ Seth H. Waugh	Director	October 6, 2020
Seth H. Waugh

/s/ Geoffrey Y. Yang	Director	October 6, 2020
Geoffrey Y. Yang